Exhibit 99.1

DRAFT

Contact:
Crocker Coulson, President	Feng Wang, Chief Financial Officer
CCG Investor Relations	Zhongpin Inc.
646-213-1915	86-10-82861788
crocker.coulson@ccgir.com	zhongpin.ir@gmail.com
www.ccgir.com	www.zpfood.com

For Immediate Release

Zhongpin Appoints Feng Wang as New CFO

Changge City, Henan Province, China - October 9, 2008 - Zhongpin Inc. (NASDAQ: HOGS) (“Zhongpin” or “the Company”), a leading meat and food processing company in the People’s Republic of China (“PRC”), today announced that Mr. Feng (Warren) Wang was named the Company’s new Chief Financial Officer on October 7, 2008. Ms. Yuanmei Ma, the Company’s former Chief Financial Officer, resigned from the post for personal reasons.

Mr. Wang’s career spans over 10 years with key leadership positions in finance, audit, accounting, strategic planning, and mergers and acquisitions. He most recently served as Group Finance Controller for Agria Corporation (NYSE:GRO), an agri-solutions provider, where he headed that company’s finance team. Mr. Wang also served as Deputy CFO during his tenure at Hong Kong-listed Beijing Media Company (HKE:1000), an advertising sales company. Prior to that, Mr. Wang worked with the CEO of Mediact Jingwen Media Group, a music publishing, internet, advertising sales and public relations company, where he planned growth strategies for that company and played an important role in setting up that company’s financial reporting system, internal control system and other processes. Mr. Wang has also served as an Auditor and Senior Auditor at top-ranked audit firms PricewaterhouseCoopers and Ernst & Young. He holds a Bachelor of Science degree with a major in international trade from the Beijing University of Technology, a Bachelor of Economy degree with a major in Accounting from Renmin University of China, and a Master of Business Administration from China Europe International Business School. Mr. Wang is a Certified Public Accountant in the United States and in the PRC.

“Mr. Wang brings with him a wealth of experience and knowledge to Zhongpin and I am confident he will help lead our finance team’s efforts to make sure that Zhongpin has world class financial reporting and internal controls," commented Mr. Xianfu Zhu, CEO of Zhongpin. "I am delighted that Ms. Yuanmei Ma spent the past three years working with Zhongpin’s management team in growing our company. In addition, I would like to thank Ms. Ma for her contributions to our company, including the important role she played in our listing as a U.S. public company on the NASDAQ Global Select Market.”

“I am excited by the opportunity to join a company with such an enviable record of growth and profitability and a clear vision in leading the modernization of the pork processing industry in China,” said Mr. Wang. “I look forward to being part of Zhongpin’s growth story and enhancing communication with our shareholders so as to increase shareholder value.”

“Zhongpin has provided me with tremendous opportunities and I believe the company has a bright future due to its strong financial position and the dedicated focus of its experienced management team,” commented Ms. Yuanmei Ma, former CFO of Zhongpin. "I am very grateful to the entire Zhongpin team and wish Zhongpin continued success in attaining new heights in the future.”

About Zhongpin

Zhongpin is a meat and food processing company that specializes in pork and pork products, and fruits and vegetables, in the PRC. Its distribution network in the PRC spans more than 24 provinces and includes over 2,960 retail outlets. Zhongpin’s export markets include the European Union, Eastern Europe, Russia, Hong Kong, Japan and South Korea. For more information, contact CCG Investor Relations directly or go to Zhongpin’s website at www.zpfood.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release and oral statements made by Zhongpin on its conference call in relation to this release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding our ability to prepare the Company for growth, the Company’s planned manufacturing capacity expansion in 2008 and predictions and guidance relating to the Company’s future financial performance. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs, but these projections also involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as, unanticipated changes in product demand, interruptions in the supply of live pigs/raw pork, downturns in the Chinese economy, delivery delays, freezer facility malfunctions, poor performance of the retail distribution network, changes in applicable regulations, and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

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